EXHIBIT 99.1

Energy Conversion Devices Reports Fourth Quarter and Fiscal Year 2010 Financial Results

Fourth Quarter Solar Revenue Up 77% Over Prior Year, 25% Over Prior Quarter
Total Cash Position Improves to $205 Million
Project Pipeline Grows by Over 150 Megawatts

ROCHESTER HILLS, Mich., Aug. 31, 2010 (GLOBE NEWSWIRE) -- Energy Conversion Devices, Inc. (ECD) (Nasdaq:ENER), a leading global provider of thin-film flexible solar laminate products and systems for the building integrated and commercial rooftop markets, today announced financial results for its fourth quarter and fiscal year ended June 30, 2010.

Total consolidated revenues for the quarter were $86.2 million, compared to $51.4 million in the fourth quarter of fiscal 2009, a 68% increase, and $72.4 million in the third quarter of fiscal 2010, a 19% increase. Solar product and system sales for the quarter were $81.3 million, compared to $46.0 million in the same quarter last year, a 77% increase, and $65.1 million in the third quarter of fiscal 2010, a 25% increase.

For the fourth quarter, the company reported a loss of $20.4 million or $0.48 per fully diluted share compared to a net loss of $17.6 million or $0.42 per fully diluted share in the year-ago period. This compares to a net loss of $26.8 million or $0.63 per fully diluted share in the third quarter of fiscal 2010, which excluded a non-cash impairment charge of $358.0 million or $8.46 per share.

The company reported an increase in cash, cash-equivalents and short-term investments of $7.4 million during the quarter, compared to a decrease of $38.3 million in the fourth quarter of fiscal 2009 and a decrease of $19.6 million in the third quarter of fiscal 2010. The company's total reported cash position at the end of the fiscal year stood at $204.7 million, which includes $11.7 million of restricted cash.

Fourth quarter net results were negatively affected by the following items, which had an aggregate effect of $11.0 million: under-absorption of factory overhead costs of $6.2 million, a restructuring charge of $1.3 million, inventory reserves of $2.4 million and a net foreign currency transaction loss of $1.1 million. In addition, the company recognized a non-cash gain on the early extinguishment of debt of $4.3 million due to the exchange of $23 million par value of the company's outstanding convertible notes for common stock. The net impact of these items was an increase of the quarter's net loss by $6.7 million, or $0.16 per fully diluted share.

Mark Morelli, ECD's President and Chief Executive Officer said, "Our fourth quarter results demonstrate solid progress. We have expanded shipments, reduced inventory, improved cash flow and increased revenue on a sequential basis. We remain aggressively focused on improving sales and margins and bringing our overall costs down. Our demand creation activities continue to gain traction as we have added 150 megawatts to our project pipeline."

For the fiscal year ended June 30, 2010, total consolidated revenues were $254.4 million compared to $316.3 million in the prior year. Solar product and system sales were $230.2 million for fiscal 2010 compared to solar product sales of $295.0 million in the prior year. Net loss for fiscal year 2010 was $456.0 million or $10.72 per fully diluted share versus net income of $8.5 million or $0.20 per fully diluted share in the year-ago period, as adjusted due to the implementation of FASB ASC 470-20. Fiscal year 2010's net loss was impacted by several items including non-cash impairment charges of $359.2 million, restructuring charges of $4.7 million, transaction costs from the acquisition of Solar Integrated Technologies of $3.0 million, non-cash losses on asset disposals of $1.1 million, net foreign currency transaction losses of $2.4 million and the $4.3 million non-cash gain on the early extinguishment of debt described above. When taken collectively, these items increased fiscal year 2010's net loss by $366.1 million or $8.61 per share.

The company also provided guidance for fiscal year 2011 as follows:

	Q1'11	FY 2011
Shipments (MW)	28-33	120-140
Production (MW)	~33	120-140
Consolidated Revenue ($M)	63-68	280-330
Consolidated Gross Margin (%)	15-18%	15-18%
SG&A and R&D Expense ($M)	~19	75-80
Interest Expense ($M)	~7	~28
Restructuring Charges ($M)	1-2	2-5
Other Operating Expense ($M)	~2	2-5
Capital Expenditures ($M)	7-8	30-35

Morelli added, "We expect to grow our business substantially in fiscal 2011, although our quarterly results may show unevenness due to project timing uncertainties and the relative growth in our systems business, for which revenue recognition can be delayed by several quarters following initial product shipments. For example, we expect to nearly double shipments year over year in the first quarter, but will not recognize the revenue for many of these shipments until later in the fiscal year. As a greater proportion of our business is generated from projects, we will see continued revenue growth, enhanced system-derived margin, and increased visibility moving forward."

"Building on our improvement in fiscal 2010, I am confident that we are achieving operating cash flow breakeven, as we begin realizing the benefits of our recent cost reduction activities, which in concert with increased production, will lead to a dramatic improvement in our cost per watt as the year progresses. We are also establishing the foundation to achieve sustainable profitability by running our factories at or above nameplate capacity, taking additional cost out of our business, launching new and innovative products, growing our systems business, and following our technology roadmap," concluded Morelli.

Conference Call / Webcast Details

Management of Energy Conversion Devices will review these financial results on a conference call on Tuesday, August 31, 2010, at 10:00 a.m. ET. To participate in the conference call, please dial (877) 858-2512 or (706) 634-6076 (international) at least 10 minutes prior to the start of the call. Callers will need to reference conference ID number 95081245.The conference call will be webcast live over the Internet and can be accessed in the Investor Relations – Events section of the company's website at www.energyconversiondevices.com.

An audio replay of the call will be available approximately two hours after the conclusion of the call. The replay will remain available until 11:59 p.m. EDT September 2, 2010 and can be accessed by dialing (800) 642-1687 or (706) 645-9291 (international) and entering conference ID number 95081245. The webcast will also be archived on the Company's website.

About Energy Conversion Devices

Energy Conversion Devices is a leading global provider of thin-film flexible solar laminate products and systems for the building integrated and commercial rooftop markets. The company manufactures, sells and installs thin-film solar laminates that convert sunlight to energy using proprietary technology. ECD's UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world efficiency. Through its Solar Integrated Technologies business, the company also designs, manufactures and installs rooftop photovoltaic systems which enable customers to transform unused space on the rooftop into a value-generating asset. In addition, ECD's Ovonic Materials Division is the pioneer in NiMH battery technology, and is developing low cost fuel cells, hydrogen production from bioreformation, and hydrogen storage technologies. For more information, please visit www.energyconversiondevices.com.

This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: our ability to maintain our customer relationships; the worldwide demand for electricity and the market for solar energy; the supply and price of components and raw materials for our products; and our customers' ability to access the capital needed to finance the purchase of our product. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release. Energy Conversion Devices, Inc. assumes no responsibility to update any forward-looking statements contained herein.

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Quarter Ended June 30,		Year Ended June 30,
	2010	2009(1)	2010	2009(1)
Revenues
Product sales	$ 66,889	$ 46,014	$ 200,451	$ 294,992
System sales	14,362	--	29,781	--
Royalties	1,852	1,991	7,984	6,355
Revenues from product development agreements	2,187	3,094	11,765	13,409
License and other revenues	864	316	4,435	1,537
Total Revenues	86,154	51,415	254,416	316,293
Expenses
Cost of product sales	67,756	41,028	203,510	208,375
Cost of system sales	13,645	--	33,087	--
Cost of revenues from product development agreements	1,775	2,533	9,399	9,507
Product development and research	2,530	2,418	11,347	8,986
Preproduction costs	223	276	305	5,409
Selling, general and administrative	16,645	14,915	66,797	58,902
Net (gain) loss on disposal of property, plant and equipment	(188)	1,610	1,108	2,287
Impairment loss	--	--	359,228	--
Restructuring charges	1,276	1,657	4,736	2,231
Total Expenses	103,662	64,437	689,517	295,697
Operating (Loss) Income	(17,508)	(13,022)	(435,101)	20,596
Other Income (Expense)
Interest income	371	443	1,331	5,226
Interest expense	(6,740)	(4,778)	(27,510)	(14,682)
Gain on debt extinguishment	4,294	--	4,294	--
Distribution from joint venture	--	--	1,309	--
Other nonoperating income (expense), net	(988)	437	(2,321)	(1,118)
Total Other Income (Expense)	(3,063)	(3,898)	(22,897)	(10,574)
(Loss) Income before Income Taxes and Equity Loss	(20,571)	(16,920)	(457,998)	10,022
Income tax (benefit) expense	(293)	653	(2,248)	1,475
(Loss) Income before Equity Loss	(20,278)	(17,573)	(455,750)	8,547
Equity loss	(74)	--	(259)	--
Net (Loss) Income	(20,352)	(17,573)	(456,009)	8,547
Net Loss Attributable to Noncontrolling Interest	(73)	--	(113)	--
Net (Loss) Income Attributable to ECD Shareholders	$ (20,279)	$ (17,573)	$ (455,896)	$ 8,547

Earnings (Loss) Per Share	$ (0.48)	$ (0.42)	$ (10.72)	$ 0.20

Diluted Earnings (Loss) Per Share	$ (0.48)	$ (0.41)	$ (10.72)	$ 0.20

Basic weighted average shares outstanding	42,544	42,314	42,533	42,277
Diluted weighted average shares outstanding	42,544	42,355	42,533	42,711

(1) As adjusted due to implementation of FASB ASC 470-20 (See Note 1 of our most recent 10-K).

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30,
	2010	2009 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$ 79,158	$ 56,379
Short-term investments	113,771	245,182
Accounts receivable, net	72,021	69,382
Inventories, net	61,495	74,266
Other current assets	27,237	4,897
Total Current Assets	353,682	450,106

Property, Plant and Equipment, net	301,056	614,330

Other Assets:
Restricted cash	11,749	--
Lease receivable, net	10,854	--
Other assets	10,980	11,661
Total Other Assets	33,583	11,661

Total Assets	$ 688,321	$ 1,076,097

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$ 56,035	$ 50,238
Current portion of warranty liability	12,125	5,917
Other current liabilities	9,130	3,506
Total Current Liabilities	77,290	59,661

Long-Term Liabilities:
Convertible senior notes	243,654	247,974
Capital lease obligations	20,296	21,412
Warranty liability	29,210	--
Other liabilities	19,872	9,701
Total Long-Term Liabilities	313,032	279,087

Commitments and Contingencies (Note 15)

Stockholders' Equity
Common stock, $0.01 par value, 100 million shares authorized, 48,554,812 and 45,754,652 issued at June 30, 2010 and 2009, respectively	486	458
Additional paid-in capital	1,074,410	1,055,705
Treasury stock	(700)	(700)
Accumulated deficit	(772,514)	(316,618)
Accumulated other comprehensive loss, net	(3,570)	(1,496)
Total ECD stockholders' equity	298,112	737,349
Accumulated deficit – noncontrolling interest	(113)	--
Total Stockholders' Equity	297,999	737,349
Total Liabilities and Stockholders' Equity	$ 688,321	$ 1,076,097

(1) As adjusted due to implementation of FASB ASC 470-20 (See Note 1 of our most recent 10-K).

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Year Ended June 30,
	2010	2009(1)	2008
Cash flows from operating activities:
Net (loss) income	$ (456,009)	$ 8,547	$ 3,853
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Impairment loss	359,228	--	--
Depreciation and amortization	32,708	33,605	21,917
Amortization of debt discount and deferred financing fees	15,991	14,672	--
Share-based compensation	4,428	5,273	2,010
Gain on debt extinguishment	(4,294)	--	--
Other-than-temporary impairment of investment	--	1,002	--
Net loss on disposal of property, plant and equipment	1,258	2,287	1,116
Equity loss	259	--	--
Other	(180)	(597)	1,649
Changes in operating assets and liabilities, net of foreign exchange:
Accounts receivable	(8,538)	(17,376)	(16,947)
Inventories	35,283	(43,054)	7,582
Other assets	(8,634)	(7,054)	(1,168)
Accounts payable and accrued expenses	(7,201)	13,714	8,298
Other liabilities	1,525	70	200
Net cash (used in) provided by operating activities	(34,176)	11,089	28,510

Cash flows from investing activities:
Purchases of property, plant and equipment	(31,992)	(242,257)	(117,335)
Acquisition of business, net of cash acquired	(2,088)	--	--
Investment in joint ventures	--	(1,000)	--
Purchases of investments	(102,657)	(203,355)	(62,250)
Proceeds from maturities of investments	202,209	3,400	22,591
Proceeds from sale of investments	29,671	2,750	115,038
Proceeds from sale of property, plant and equipment	48	--	288
Development loans	(14,155)
Increase in restricted cash	(10,186)	--	--
Net cash provided by (used in) investing activities	70,850	(440,462)	(41,668)

Cash flows from financing activities:
Proceeds from convertible senior notes	--	--	306,762
Payments for deferred financing costs	--	--	(1,258)
Proceeds from common stock issuance	--	--	98,998
Principal payments under capitalized lease obligations and other debt	(1,549)	(1,054)	(1,144)
Repayment of revolving credit facility	(5,705)	--	--
Repayment of convertible notes	(8,000)	--	--
Increase in long-term customer deposits	--	--	680
Decrease in restricted investments	--	--	(273)
Proceeds from sale of stock and share-based compensation, net of expenses	--	1,966	13,482
Net cash (used in) provided by financing activities	(15,254)	912	417,247

Effect of exchange rate changes on cash and cash equivalents	1,359	348	(367)
Net increase (decrease) in cash and cash equivalents	22,779	(428,113)	403,722
Cash and cash equivalents at beginning of period	56,379	484,492	80,770
Cash and cash equivalents at end of period	$ 79,158	$ 56,379	$ 484,492

(1) As adjusted due to implementation of FASB ASC 470-20 (See Note 1 of our most recent 10-K).

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES to NON-GAAP MEASURES (Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31, 2010		Year ended June 30, 2010
	Net Loss	EPS	Net Loss	EPS
Net Loss Attributable to ECD Shareholders	$ (384,846)	$ (9.10)	$ (455,896)	$ (10.72)
Less: Impairment Loss	357,975	8.46	359,228	8.45
Net Loss Attributable to ECD Shareholders	$ (26,871)	$ (0.64)	$ (96,668)	$ (2.27)
CONTACT:  Energy Conversion Devices, Inc.
          Michael E. Schostak, Head of Investor Relations
          (248) 299-6063
          investor.relations@energyconversiondevices.com